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                                                                 Exhibit 10.5.1


                                AMENDMENT TO THE
                             PRINCETON REVIEW, INC.
                            2000 STOCK INCENTIVE PLAN


      Effective June 15, 2000, the Princeton Review, Inc. 2000 Stock Incentive Plan (the "Plan") is amended in the following particulars:


      1. Section 5.1 of the Plan is amended in its entirety to read as follows:

            "5.1 Eligibility. Officers and other employees of the Company and Related Companies are eligible to be granted awards under the Plan. In addition, a director of or a consultant to the Company or a Related Company who is not also an employee of the Company or a Related Company will also be eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible."


      2. The first textual sentence of Section 5.2 of the Plan is amended in its entirety to read as follows:


            "The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,250,000."